                                                                    Exhibit 21.1


                         Subsidiaries of the Registrant


                                             Jurisdiction of
                                             Incorporation or
            Name                               Organization
            ----                             ----------------
Commodity Exchange, Inc.                         New York

COMEX Clearing Association, Inc.                 New York